Exhibit 99

ORBCOMM ANNOUNCES FIRST QUARTER 2021 RESULTS

– Total Revenues of $63.7 Million, In Line with Guidance –

– 87,000 Devices Shipped Drives Product Sales Growth –

– Company Adds 50,000 Net Subscribers in Q1 Bringing Total Subscribers to 2.28 Million –

Rochelle Park, NJ, April 29, 2021 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Internet of Things (IoT) solutions, today announced financial results for the first quarter ended March 31, 2021.

The following financial highlights are in thousands of dollars and unaudited.

	Three Months Ended March 31,
	2021	2020
Recurring Service Revenues	$36,241	$39,853
Other Service Revenues	1,509	671
Total Service Revenues	37,750	40,524
Product Sales	25,945	25,655
Total Revenues	63,695	66,179
Net Loss Attributable to ORBCOMM Inc. Common Stockholders	(10,574)	(6,975)
Adjusted Net Loss Attributable to ORBCOMM Inc. Common Stockholders (1)	(3,330)	(6,884)
Basic EPS	(0.13)	(0.09)
Adjusted Basic EPS (1)	(0.04)	(0.09)
EBITDA (1)	4,324	11,772
Adjusted EBITDA (1)	13,500	13,680

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included with the financial tables at the end of this release.

“We’re pleased with our first quarter results with Revenues coming in as expected while navigating through a global component supply shortage,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “We’re continuing to see customer demand return to normalized levels as evidenced by the 87,000 devices we shipped in the quarter. This resulted in year-over-year and sequential growth in product sales. With the integration work now behind us, we believe the Company is well-positioned to capitalize on strong tailwinds in the industrial IoT market. We are excited about the proposed acquisition by GI Partners and believe this transaction provides ORBCOMM shareholders with substantial value. As we look forward to completing the closing conditions of our merger, we remain focused on continuing to drive innovation, provide world-class service to our customers and expand our market share in the industrial IoT.”

Financial Results

Revenues

Total Revenues for the first quarter of 2021 were $63.7 million compared to $66.2 million in the prior year period.

Service Revenues were $37.8 million in the first quarter of 2021 compared to $40.5 million in the same period last year. Recurring Service Revenues were $36.2 million in the first quarter of 2021 compared to $39.9 million in the prior year period, which included a $1.9 million favorable benefit from the AT&T expired contract. Other Service Revenues, comprised of installation services, professional services and software licenses, were $1.5 million in the quarter. The Company added over 50,000 net subscribers in the first quarter bringing the total billable subscriber communicators to approximately 2.28 million as of March 31, 2021.

Product Sales were $25.9 million in the first quarter of 2021, an increase of 1.1% compared to the prior year period and up 5.1% sequentially from the fourth quarter of 2020 as hardware shipments to customers continued to improve.

Gross Margin (1)

GAAP Service Gross Margin, inclusive of depreciation and amortization expense, was 54.8% in the first quarter of 2021 compared to 57.2% in the prior year period. Non-GAAP Service Gross Margin, excluding depreciation and amortization expense, was 66.4% in the first quarter of 2021 compared to 67.7% in the prior year period. The year-over-year decline was primarily due to $1.9 million of deferred service revenue recognized in the first quarter of 2020 and to a lesser extent a larger number of installations occurring in the first quarter of 2021 at relatively low margins.

GAAP Product Gross Margin, inclusive of depreciation and amortization expense, was 23.1% in the first quarter of 2021 compared to 30.7% in the prior year period. Non-GAAP Product Gross Margin, excluding depreciation and amortization expense, was 24.4% in the first quarter of 2021 compared to 32.6% in the same period last year. The year-over-year decline was largely due to a mix of lower margin Product sales and to a lesser extent higher component costs as a result of the global supply shortage and higher indirect costs.

Satellite Impairment

The Company recorded a non-cash impairment charge of $6.7 million in the first quarter of 2021 to write-off the net book value of one OG2 satellite. This is the same satellite the Company has been trying to restore as described in prior filings with the Securities and Exchange Commission.

Operating Expenses

Operating Expenses for the first quarter of 2021 were $40.1 million compared to $37.0 million for the same period in 2020. The $3.1 million year-over-year increase was primarily due to the non-cash $6.7 million satellite impairment loss recognized in the first quarter of 2021. Excluding the impairment loss, operating expenses improved $3.5 million compared to the prior year period largely due to lower selling, general and administrative costs, primarily from lower bad debt and travel and entertainment expenses, as well as from lower depreciation and amortization expense.

Net Income (Loss) and Earnings Per Share (1)

Net Loss Attributable to ORBCOMM Inc. Common Stockholders for the first quarter of 2021 was $10.6 million, or $0.13 per share, largely as a result of the $6.7 million satellite impairment loss, compared to a Net Loss of $7.0 million, or $0.09 per share in the first quarter of 2020. Excluding the one-time impairment loss and acquisition-related costs, Adjusted Net Loss Attributable to ORBCOMM Inc. Common Stockholders for the first quarter of 2021 was $3.3 million, or $0.04 per share.

EBITDA and Adjusted EBITDA (1)

EBITDA for the first quarter of 2021 was $4.3 million compared to $11.8 million in the prior year period.

Adjusted EBITDA for the first quarter of 2021 was $13.5 million compared to $13.7 million in the prior year period. Excluding the favorable $1.9 million net benefit recognized in the first quarter of 2020 from the expired AT&T contract, Adjusted EBITDA improved $1.7 million, or 14.6% over the prior year period. The Company’s Adjusted EBITDA Margin increased to 21.2%, an improvement of 290 basis points over the prior year on a comparable basis driven largely by cost reductions.

Balance Sheet & Cash Flow

As of March 31, 2021, Cash and Cash Equivalents totaled $38.3 million. Cash Flow from Operations for the first quarter of 2021 totaled $6.7 million and Capital Expenditures were $5.7 million in the quarter, inclusive of $1.0 million associated with subscription model investments.

Proposed Merger Agreement

On April 8, 2021, ORBCOMM announced that it entered into a definitive agreement to be acquired by GI Partners, a leading U.S.-based private equity investment firm, in an all-cash transaction that puts ORBCOMM’s enterprise value at approximately $1.1 billion. Under the terms of the agreement, ORBCOMM shareholders will receive $11.50 in cash per outstanding share of common stock upon closing of the transaction, representing a premium of approximately 52% to ORBCOMM’s closing share price on April 7, 2021 and a 50% premium over the 90-day volume-weighted average share price through that date. As part of the agreement, ORBCOMM and its representatives may actively solicit and consider alternative acquisition proposals during a 30-day “go-shop” period that will expire on May 7, 2021. ORBCOMM does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or is otherwise required.

Unless the merger agreement is terminated in accordance with its terms, in connection with an alternative acquisition proposal or otherwise, the transaction is expected to close in the second half of 2021 following the satisfaction of customary closing conditions, including approval by ORBCOMM shareholders and the receipt of required regulatory approvals. Upon completion of the transaction, ORBCOMM will become a privately held company and its common stock will no longer be listed on Nasdaq. Additional information, including the full press release and definitive merger agreement filed with the Securities and Exchange Commission, are available in the Investors section of the Company’s website at http://investors.orbcomm.com.

ORBCOMM WILL NOT HOST A FIRST QUARTER 2021 EARNINGS CONFERENCE CALL OR PROVIDE A FINANCIAL OUTLOOK

About ORBCOMM Inc.

ORBCOMM (Nasdaq: ORBC) is a global leader and innovator in the industrial Internet of Things industry, providing solutions that connect businesses to their assets to deliver increased visibility and operational efficiency. The Company offers a broad set of asset monitoring and control solutions, including seamless satellite and cellular connectivity, unique hardware and powerful applications, all backed by end-to-end customer support, from installation to deployment to customer care. ORBCOMM has a diverse customer base including premier OEMs, solutions customers and channel partners spanning transportation, supply chain, warehousing and inventory, heavy equipment, maritime, natural resources, and government. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events, as well as projections, business trends and other statements that are not historical facts. Such forward-looking statements are subject to known and unknown risks and uncertainties, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. With respect to the business and operations of ORBCOMM, these risks and uncertainties include but are not limited to: demand for and market acceptance of our products and services and our ability to successfully implement our business plan; our dependence on our subsidiary companies (Market Channel Affiliates (“MCAs”)) and third-party product and service developers and providers, distributors and resellers (Market Channel Partners (“MCPs”)) to develop, market and sell our products and services, especially in markets outside the United States; substantial losses we have incurred and may continue to incur; substantial competition in the telecommunications, Automatic Identification Service (“AIS”) data and industrial Internet of Things (“IoT”) industries; the inability to effect suitable investments, alliances and acquisitions or the inability to successfully integrate acquired businesses and systems; defects, errors or other insufficiencies in our products or services; failure to meet minimum service level commitments to certain of our customers; our dependence on significant customers for a substantial portion of our revenues, including key customers such as JB Hunt Transport Services, Inc., Caterpillar Inc., Komatsu Ltd., Carrier Corporation and Satlink S.L.; our ability to expand our business outside the United States and risks related to the economic, political and other conditions in foreign countries in which we do business; unanticipated domestic or foreign tax or fee liabilities; the possibility we will be required to collect certain taxes in jurisdictions where we have not historically done so; economic, political and other conditions; extreme events such as man-made or natural disasters, earthquakes, severe weather or other climate change-related events; our dependence on a limited number of manufacturers for many of our products and services; interruptions, discontinuations, slowdown or loss of the supply of subscriber communicators from our vendor Sanmina Corporation; legal proceedings;

our reliance on intellectual property; increased regulatory restrictions and oversight; lack of in-orbit or other insurance for our ORBCOMM Generation 1 or ORBCOMM Generation 2 satellites; our reliance on third-party wireless network service providers to deliver existing and developing services in certain areas of our business; significant interruptions, discontinuation or loss of services provided by Inmarsat plc; risks related to the novel coronavirus (“COVID-19”) pandemic; inaccurate estimates in accounting or incorrect financial assumptions; significant operating risks related to our satellites due to various types of potential anomalies and potential impacts of space debris or other spacecrafts; the failure of our systems or reductions in levels of service due to technological malfunctions or deficiencies or other events outside of our control; difficulty upgrading or replacing aging hardware and software we use in operating our gateway earth stations and our customers’ subscriber communicators; technical or other difficulties with our gateway earth stations; security risks related to our networks, data processing systems and software systems and those of our third-party service providers; liabilities or additional costs as a result of laws, governmental regulations and evolving views of personal privacy rights; failure of our information technology systems; cybersecurity risks; the level of our indebtedness and the terms of the credit agreement for our $200.0 million term loan facility and our $50.0 million revolving credit facility, that could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; risks related to an investment in our common stock, including volatility due to our quarterly performance; and the other risks described in our filings with the Securities and Exchange Commission (“SEC”). With respect to our pending merger transaction with GI Partners, these risks and uncertainties include but are not limited to: the risk that the merger transaction may not be consummated in a timely manner, if at all; the risk that the merger transaction may not be consummated as a result of buyer’s failure to comply with its covenants and that, in certain circumstances, we may not be entitled to a termination fee; the risk that the definitive merger agreement may be terminated in circumstances that require us to pay the buyer a termination fee; risks related to the diversion of management’s attention from our ongoing business operations; risks regarding the failure of the buyer to obtain the necessary financing to complete the merger transaction; the effect of the announcement of the merger transaction on our business relationships (including, without limitation, customers), operating results and business generally; risks related to obtaining the requisite consents to the merger transaction, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals); and the risk that one or more governmental entities may deny approval. For more detail on these and other risks, please see our Annual Report on Form 10-K for the year ended December 31, 2020, and other documents we file with the SEC. We undertake no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Media Inquiries:
Aly Bonilla	Michelle Ferris
Vice President, Investor Relations	Senior Director, Corporate Communications
ORBCOMM Inc.	ORBCOMM Inc.
703-433-6360	703-433-6516
bonilla.aly@orbcomm.com	ferris.michelle@orbcomm.com

ORBCOMM Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Service revenues	$37,750	$40,524
Product sales	25,945	25,655
Total revenues	63,695	66,179
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	12,686	13,081
Cost of product sales	19,610	17,281
Operating expenses:
Selling, general and administrative	17,265	19,730
Product development	3,391	3,820
Depreciation and amortization	12,232	13,364
Impairment loss - satellite network	6,656	—
Acquisition-related and integration costs	588	91
Loss from operations	(8,733)	(1,188)
Other income (expense):
Interest income	237	416
Other income (expense)	996	(266)
Interest expense	(2,228)	(5,246)
Total other expense	(995)	(5,096)
Loss before income taxes	(9,728)	(6,284)
Income taxes	663	553
Net loss	(10,391)	(6,837)
Less: Net income attributable to noncontrolling interests	171	138
Net loss attributable to ORBCOMM Inc.	$(10,562)	$(6,975)
Net loss attributable to ORBCOMM Inc. common stockholders	$(10,574)	$(6,975)
Per share information-basic:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.13)	$(0.09)
Per share information-diluted:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.13)	$(0.09)
Weighted average common shares outstanding:
Basic	79,073	78,313
Diluted	79,073	78,313

ORBCOMM Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value and share data)

	March 31,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,341	$40,384
Accounts receivable, net of allowance for doubtful accounts of $7,637 and $8,209, respectively	55,009	51,199
Inventories	28,924	29,987
Prepaid expenses and other current assets	17,280	14,592
Total current assets	139,554	136,162
Satellite network and other equipment, net	117,894	127,537
Goodwill	166,129	166,129
Intangible assets, net	57,391	60,559
Other assets	20,222	20,200
Deferred income taxes	256	258
Total assets	$501,446	$510,845
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,787	$14,323
Accrued liabilities	30,356	31,907
Current portion of notes payable	11,250	10,000
Current portion of deferred revenue	6,020	5,238
Total current liabilities	66,413	61,468
Note payable - related party	1,332	1,400
Notes payable, net of unamortized deferred issuance costs	203,305	206,897
Deferred revenue, net of current portion	4,262	4,158
Deferred tax liabilities	12,949	13,413
Other liabilities	14,016	14,094
Total liabilities	302,277	301,430
Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders' equity
Series A Convertible Preferred Stock, par value $0.001; 1,000,000 shares authorized; 41,844 and 40,624 shares issued and outstanding on March 31, 2021 and December 31, 2020, respectively	418	406
Common stock, par value $0.001; 250,000,000 shares authorized; 79,439,807 and 78,183,806 shares issued on March 31, 2021 and December 31, 2020, respectively	79	78
Additional paid-in capital	453,379	451,327
Accumulated other comprehensive (loss) income	(843)	1,021
Accumulated deficit	(255,456)	(244,882)
Total ORBCOMM Inc. stockholders' equity	197,577	207,950
Noncontrolling interests	1,592	1,465
Total equity	199,169	209,415
Total liabilities and equity	$501,446	$510,845

ORBCOMM Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(10,391)	$(6,837)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in allowance for doubtful accounts	263	1,301
Amortization and write-off of deferred financing fees	158	194
Depreciation and amortization	12,232	13,364
Impairment loss - satellite network	6,656	—
Stock-based compensation	1,761	1,679
Foreign exchange (gain) loss	(912)	106
Deferred income taxes	(420)	(20)
Other	642	580
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(4,323)	823
Inventories	975	(608)
Prepaid expenses and other assets	(3,315)	2,424
Accounts payable and accrued liabilities	3,123	(3,160)
Deferred revenue	888	(1,005)
Other liabilities	(662)	(634)
Net cash provided by operating activities	6,675	8,207
Cash flows from investing activities:
Capital expenditures	(4,696)	(4,843)
Capital expenditures associated with the subscription model	(955)	—
Net cash used in investing activities	(5,651)	(4,843)
Cash flows from financing activities:
Purchases of common stock under share repurchase program	—	(2,527)
Proceeds from revolving credit facility	—	15,000
Principal payments on long-term debt	(2,500)	—
Net cash (used in) provided by financing activities	(2,500)	12,473
Effect of exchange rate changes on cash and cash equivalents	(567)	17
Net (decrease) increase in cash and cash equivalents	(2,043)	15,854
Beginning of period	40,384	54,258
End of period	$38,341	$70,112
Supplemental disclosures of cash flow information:
Cash paid for:
Interest	$1,375	$—
Income taxes	$1,647	$2,666

The following table reconciles Net Loss Attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three Months Ended March 31,
	2021	2020
(In thousands and unaudited)
Adjustments for EBITDA
Net loss attributable to ORBCOMM Inc.	$(10,562)	$(6,975)
Income tax expense	663	553
Interest income	(237)	(416)
Interest expense	2,228	5,246
Depreciation and amortization	12,232	13,364
EBITDA	$4,324	$11,772

Adjustments for Adjusted EBITDA
Stock-based compensation	1,761	1,679
Net income attributable to noncontrolling interests	171	138
Impairment loss - satellite network	6,656	—
Acquisition-related and integration costs	588	91
Adjusted EBITDA	$13,500	$13,680

The following table reconciles Net Loss Attributable to ORBCOMM Inc. Common Stockholders to Adjusted Net Loss Attributable to ORBCOMM Inc. Common Stockholders for the periods shown:

	Three Months Ended March 31,
	2021	2020
(in thousands, except per share data, and unaudited)
Net Loss attributable to ORBCOMM Inc. Common Stockholders	$(10,574)	$(6,975)
Impairment loss - satellite network	6,656	—
Acquisition-related and integration costs	588	91
Net Loss – Ex-Items attributable to ORBCOMM Inc. Common Stockholders	$(3,330)	$(6,884)
Basic EPS	$(0.13)	$(0.09)
Impact of Adjustments listed above on Basic EPS	$0.09	$—
Basic EPS – Ex-Items	$(0.04)	$(0.09)

The following tables reconcile GAAP Service Gross Margin to Non-GAAP Service Gross Margin and GAAP Product Gross Margin to Non-GAAP Product Gross Margin for the periods shown:

	Three Months Ended March 31,
	2021	2020
(In thousands except margin data and unaudited)
Service revenues	$37,750	$40,524
Minus - Cost of services, including depreciation and amortization expense	17,073	17,360
GAAP Service gross profit	$20,677	$23,164
Plus - Depreciation and amortization expense	4,387	4,279
Non-GAAP Service gross profit	$25,064	$27,443
GAAP Service gross margin	54.8%	57.2%
Non-GAAP Service gross margin	66.4%	67.7%

	Three Months Ended March 31,
	2021	2020
(In thousands except margin data and unaudited)
Product sales	$25,945	$25,655
Minus - Cost of product, including depreciation and amortization expense	19,961	17,791
GAAP Product gross profit	$5,984	$7,864
Plus - Depreciation and amortization expense	351	510
Non-GAAP Product gross profit	$6,335	$8,374
GAAP Product gross margin	23.1%	30.7%
Non-GAAP Product gross margin	24.4%	32.6%

ORBCOMM publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Service Gross Margin and Non-GAAP Product Gross Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), provision for income taxes, depreciation and amortization, and loss on debt extinguishment. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its Board of Directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Total Revenues.

Non-GAAP Service Gross Margin is defined as Non-GAAP Service gross profit divided by Service Revenue. Non-GAAP Service gross profit is defined as Service Revenue, minus cost of services (including depreciation and amortization expense) plus depreciation and amortization expense. Non-GAAP Product Gross Margin is defined as Non-GAAP Product gross profit divided by Product Sales. Non-GAAP Product gross profit is defined as Product Sales, minus cost of product sales (including depreciation and amortization expense) plus depreciation and amortization expense. The Company believes that Non-GAAP Service Gross Margin and Non-GAAP Product Gross Margin are useful to evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the depreciation and amortization impact of capital investments from its operating results.

Adjusted Net Loss attributable to ORBCOMM Inc. Common Stockholders is defined as Net Loss attributable to ORBCOMM Inc. Common Stockholders, excluding Impairment loss – satellite network. Adjusted Basic EPS is defined as Basic EPS excluding Impairment loss – satellite network. Adjusted Net Loss attributable to ORBCOMM Inc. Common Stockholders and Adjusted Basic EPS are non-GAAP financial measures used by the Company. These non-GAAP financial measures are used as a means to evaluate period-to-period comparisons. These non-GAAP measures are presented in this press release as management believes that they will provide investors with a means of evaluating, and an understanding of how management evaluates, the Company’s performance and results on a comparable basis that is not otherwise apparent on a GAAP basis, since many non-recurring, infrequent or non-cash items that management believes are not indicative of the core performance of the business may not be excluded when preparing financial measures under GAAP. These non-GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with GAAP or may be different from similarly titled measures reported by other companies.